Exhibit 10.19

ALBERTO-CULVER COMPANY
1994 SHAREHOLDER VALUE INCENTIVE PLAN, AS AMENDED

General

        The Alberto-Culver Company 1994 Shareholder Value Incentive Plan, as amended (the "Plan"), provides that participating key salaried employees ("Participants") of Alberto-Culver Company (the "Company") and its subsidiaries may elect, or in some cases may be required, to take all or part of the payment of their awards under the Plan in Common Stock, $.22 par value, of the Company ("Shares").

        The Compensation and Leadership Development Committee of the Board of Directors (the "Compensation Committee") or the Board of Directors (the "Board") may amend the Plan at any time provided that no such amendment will adversely affect or impair previously issued grants. The Compensation Committee or the Board may terminate the Plan at any time but no such termination shall have any impact on grants issued prior to the termination date.

        The Plan is not subject to any provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

        Persons to whom this document is delivered who wish additional information about the Plan and its administrators should direct their request to Alberto-Culver Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160, Attention of Secretary, or may telephone the Company at (708)450-3000.

        Unless otherwise determined by the Board of Directors, the Plan will be submitted to stockholders for reapproval and readoption no less often than every five years.

Purpose

        The purpose of the Plan is to advance the best interests of the Company by providing key salaried employees who have substantial responsibility for the Company's management and growth with additional incentives based upon Total Shareholder Return (as defined below). These incentives are designed to (i) more closely link the interests of key salaried employees with shareholders; (ii) increase the personal stake of such employees in the success and growth of the Company; and (iii) encourage such employees to remain in the employ of the Company.

Eligibility

        Key salaried employees of the Company and its subsidiaries as determined by the Compensation Committee.

Shares to be Offered

        The Company anticipates that all Shares granted under the Plan will be treasury shares. Treasury shares may be purchased by the Company from time to time in the open market or in privately-negotiated transactions.

Method and Time of Payment

        At the time performance units are granted to Participants, the Compensation Committee will establish objectives for a three-year period ("Performance Period") based on the percentile rank of the Shares measured by Total Shareholder Return (as defined below) among the companies comprising the (i) Standard & Poor's 500 Index, (ii) Standard & Poor's MidCap 400 Index, (iii) Standard & Poor's Small Cap 600 Index, (iv) Standard & Poor's Super Composite 1500 Index, (v) Russell 3000 Index, or

(vi) Russell 2000 Index. The index chosen by the Compensation Committee for a particular Performance Period shall be referred to as the "Applicable Index." No award will be payable if the Company's Total Shareholder Return as a percentile among the Applicable Index companies is less than the 40th percentile, (ii) the maximum award payable per performance unit will be $2,000 and (iii) if the Company's Total Shareholder Return is negative, the Compensation Committee may, in its discretion, not pay any award or reduce an award otherwise payable with respect to such performance units, notwithstanding the fact that the Company's Total Shareholder Return as a percentile among the Applicable Index companies is equal to or greater than the 40th percentile. Awards are distributed on or before the 15th day of the third month following the end of the applicable Performance Period.

        "Total Shareholder Return" means the percentage by which the ending per share price of common stock (determined as the average closing price for the ten trading days prior to and including the last date of the applicable Performance Period), as adjusted for any stock split, reclassification or other recapitalization, plus reinvested dividends (the "Ending Share Price"), exceeds the beginning per share price of the common stock (determined as the average closing price for the ten trading days prior to and including the first date of the applicable Performance Period).

        Except as provided in the following sentence, each Participant will be eligible to receive their award in cash, Shares or a combination thereof, depending on the Company's Total Shareholder Return. For grants made on or before April 28, 2005, Participants owning less than their applicable required holdings of Shares (as such requirements are set by the Compensation Committee from time to time) will be required to receive at least 50% of their award, less applicable withholding taxes in Shares. From grants made after April 28, 2005, Participants owning less than their applicable required holdings of Shares (as such requirements are set by the Compensation Committee from time to time) will be required to receive 100% of their award, less applicable withholding taxes, in Shares. Awards payable in Shares will be the number of shares that a Participant could have purchased at the Ending Share Price of the Shares had such Participant used the applicable percentage of his or her award, less withholding taxes, to purchase the Shares. Elections to receive Shares shall be submitted to the Compensation Committee when requested, which in no event shall be after the end of the applicable Performance Period.

        If a Participant's employment is terminated for any reason other than death, Retirement, Disability or a Change in Control (as Retirement, Disability and Change in Control are defined in the Plan), all rights to payment under any outstanding performance unit shall be immediately canceled. In the event a Participant's employment is terminated prior to the end of a Performance Period because of death, Retirement or Disability, the extent to which a performance unit shall be deemed to be earned and payable (solely in cash and without regard to any elections to the contrary) shall be established by prorating the award based on the number of full calendar months the Participant was employed during the Performance Period.

        In the event of a Change in Control, all or a pro-rata portion of the outstanding performance units, based on the number of fiscal years of each Performance Period that have elapsed and the Total shareholder Return for the company as of the date of the Change in Control compared to the Total Shareholder Return for the Applicable Index companies as of the end of the last quarter for which such information is available, will become payable in cash within 30 days following such Change in Control.

Restrictions on Resale

        Shares acquired by employees who are not in a control relationship with the Company may be sold by such employees without registration under the Securities Act of 1933 (the "Securities Act"). Public resale by employees who are in a control relationship will be subject to registration or an exemption therefrom, such as compliance with the requirements of Rule 144 under the Securities Act. Generally, a person is in a control relationship with the Company if he or she has the power, through ownership of shares or his or her position within the Company, to influence or affect corporate affairs.

        In addition, certain officers of the Company are subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") which generally provides for the recovery by the Company of profits realized from the purchase and sale, or sale and purchase, of the shares of common stock of the company within any six-month period.

Transferability

        Except as expressly provided in the Plan, the rights of a participant and any awards under the Plan may not be assigned or transferred except by will and the laws of descent and distribution.

Administration of Plan

        The Plan is administered by the Compensation Committee. The Compensation Committee has full and final authority in its discretion to interpret conclusively the Plan, to adopt rules and regulations for carrying out the Plan and to make all other determination necessary or advisable for the administration of the Plan. Members of the Compensation Committee are appointed by the Board of Directors and serve at the pleasure of the Board.

Ownership of Shares

        Participants are not deemed to be the owner of the Shares distributable under the Plan until all conditions for the delivery of such shares have been satisfied and the shares have been delivered and have no right to vote such shares or receive dividends prior thereto.

FEDERAL TAXES

        The following discussion is not intended to be a complete statement of the U.S. Federal tax consequences of the grant of Shares pursuant to the Plan, or the disposition of Shares after their acquisition. Because of the complexities of the U.S. Federal tax laws and possible changes in such laws from time to time, employees should consult their own tax advisers for further information regarding such consequences and, in addition, any state and local income tax consequences.

        A Participant in the Plan who elects to receive Shares in payment of his or her award will be deemed to have received taxable ordinary income, subject to applicable withholding taxes, equal to the value of the Shares received at the time of receipt of such shares, and the Company will be entitled to a tax deduction in such amount. Any further gain or loss upon the disposition of the Shares by the Participant will be treated as capital gain or loss to the extent of the difference between the amount realized upon disposition and the amount of ordinary income recognized at the time of the receipt of such shares, which will be short-term or long-term depending upon how long the employee owned the shares.

DOCUMENTS INCORPORATED BY REFERENCE

        The documents described below, which have been incorporated by reference in the registration statement filed by the Company under the Securities Act, are available without charge upon written or oral request by any Participant. A request for such documents maybe directed to Alberto-Culver Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160, Attention of Secretary (telephone (708)450-3000).

          (a)   The Company's latest annual report on Form 10-K, or, if the financial statements therein are more current, the Company's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) under the Securities Act.

          (b)   All other reports filed by company pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

          (c)   The description of the Company's Common Stock which is contained in the Company's registration statements filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which the prospectus (of which this document is a part) is a part which indicates that all of the Shares offered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference therein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.